EXHIBIT 24(a)

       INDEPENDENT AUDITOR'S CONSENT FOR S-8 REGISTRATION
                              NO. 33-56282





























































              INDEPENDENT AUDITORS' CONSENT






The Board of Directors and Stockholders
Dataram Corporation:


We consent to incorporation by reference in the Registration Statement (No. 33-56282) on Form S-8 of Dataram Corporation of our report dated May 24, 1996, relating to the consolidated balance sheets of Dataram Corporation and subsidiaries as of April 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended April 30, 1996 and our report dated May 24, 1996 relating to the schedule as listed in Item 8 of Form 10-K, which reports appear in the 1996 annual report on Form 10-K of Dataram Corporation.




                                             KPMG PEAT MARWICK LLP



Princeton, New Jersey
July 24, 1996





